Exhibit 10(b) - Consent of Ernst & Young LLP, Independent
Auditors

We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our report dated March 12, 2001, with respect to the consolidated financial statements of Golden American
Life Insurance Company, and to the use of our report dated February 19, 2001, with respect to the financial statements of Separate Account B, included in Post-
Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-30180) and related Prospectus of Separate Account B.

Our  audits (to which the date of our report is March 12,
2001) also included the consolidated financial statement
schedules of Golden  American  Life  Insurance Company
included  in  Item 24(a)(2). These schedules are the
responsibility of the Company's   management.  Our
responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                        /s/ Ernst & Young LLP



Atlanta, Georgia
April 18, 2001